EXHIBIT 99.1

U.S. AUTO PARTS NETWORK, INC.

REPORTS FIRST QUARTER 2007 RESULTS

CARSON, California, May 10, 2007 — U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), a leading online provider of aftermarket auto parts and accessories, today reported its financial results for the first quarter ended March 31, 2007.

Net sales for the first quarter ended March 31, 2007 were $43.7 million, an increase of 143% from $18.0 million in the prior year period. The increase in net sales was driven by strong organic growth and from the acquisition of Partsbin, which closed in May 2006. Net profit for the first quarter of 2007 was $0.2 million, or $0.01 per diluted share on approximately 26.6 million shares outstanding, compared to net income of $2.7 million, or $0.18 per diluted share on approximately 15.4 million shares outstanding for the prior year period. Diluted EPS for the first quarter of 2007 includes $2.1 million of amortization expense related to intangibles or $0.08 per diluted share. Adjusted EBITDA for the first quarter of 2007, which excludes share-based compensation expense related to option grants of $0.4 million, was $3.4 million compared to Adjusted EBITDA of $3.1 million in the prior year period. For a reconciliation of Adjusted EBITDA to net income, see Non-GAAP Financial Measures below.

“We experienced accelerated growth this quarter, validating the strong market demand for our product offerings,” said Mehran Nia, President and Chief Executive Officer. “While we are pleased with our sequential growth in profitability and our baseline level of profitability, many opportunities for improvement still exist. We have a number of initiatives in place that we believe will help us continue to grow sales on an even more profitable basis in the future, the impact of which we expect to realize in the second half of this year.”

Michael McClane, Chief Financial Officer, added, “In the first quarter, we moved into the execution phase on many important initiatives ranging from projects designed to optimize pricing, improve our conversion rates and increase efficiency in our marketing expenditures to those that will allow us to take more direct control of the critical aspects of our customer relationships. All of these initiatives are designed to help us better serve our customers and to find more ways to grow our sales and increase our profitability over time.”

Q1 2007 Operating Metrics

•	Conversion rate – The conversion rate in the first quarter of 2007 increased to 1.2%, compared to 1.1% during the corresponding period of 2006.

•	Customer acquisition cost – The customer acquisition cost in the first quarter of 2007 was approximately $9 per customer, compared to approximately $10 in 2006.

•	Unique visitors – The number of monthly unique visitors in the first quarter of 2007 rose to 23 million, an increase of 21% compared to the first quarter of 2006 on a pro-forma basis after giving effect to the acquisition of Partsbin.

•	Orders – The number of orders placed through our e-commerce websites rose to approximately 268,000 orders in the first quarter of 2007 from 88,000 in the corresponding period of 2006, representing an increase of approximately 205%.

•	Average order value – The average order value of purchases on our websites was $124 during the first quarter of 2007, up from $120 in 2006.

Q1 2007 Financial Highlights

•	Cash and cash equivalents was $45.6 million at March 31, 2007.

•	Marketing spend was $3.4 million or 8% of net sales for the first quarter of 2007 compared to $1.2 million or 7% of net sales for the prior year period.

•	General and administrative expense was $2.9 million or 7% of net sales for the first quarter of 2007 compared to $2.0 million or 11% of net sales in the prior year period.

•	Operating expenses as a percentage of net sales, including $2.1 million of amortization expense related to intangibles, was 30% for the first quarter of 2007 compared to 29% in the prior year period.

•	Capital expenditures for the first quarter of 2007 totaled $1.1 million, including $0.4 million of internally developed software and website development costs.

Non-GAAP free cash flow for the quarter increased 73% to $5.7 million from $3.3 million for the prior year period. Net cash provided by operating activities increased 94% to $6.8 million from $3.5 million for the prior year period. For a reconciliation of non-GAAP free cash flow to cash flow generated from operating activities, see Non-GAAP Financial Measures below.

Outlook for 2007

The Company is maintaining its guidance for the fiscal year ending December 31, 2007 as follows:

•	Net sales are expected to be in the range of $170 million to $185 million.

•	Operating expenses (including depreciation and amortization of software and intangibles) as a percentage of net sales is expected to be in the range of 30% to 33%.

•	Diluted net income per share is expected to be in the range of $0.05 to $0.17 assuming approximately 29.3 million shares outstanding.

-	This includes the estimated impact of share-based compensation expense of $0.09 per diluted share.

-	This includes the estimated impact of depreciation and amortization of software and intangibles of approximately $0.31 per diluted share.

•	Adjusted EBITDA is expected to be in the range of $14 million to $18 million.

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA” and “free cash flow,” which are non-GAAP financial measures. Adjusted EBITDA consists of net income before (a) interest expense, net;

(b) income tax provision (benefit); (c) amortization of intangibles; and (d) depreciation and amortization, and excludes share-based compensation expense related to the Company’s grant of stock options and other equity instruments. U.S. Auto Parts defines non-GAAP free cash flow as net cash provided by operating activities less cash paid for purchases of fixed assets and intangibles.

The Company believes these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measurement of the Company’s operating performance because it assists in comparisons of the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, these non-GAAP measures are also used by management for planning purposes, including the preparation of internal budgets; to allocate resources to enhance financial performance; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund capital expenditures and to expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as supplemental measures to evaluate the overall operating performance of companies in our industry.

Management believes that non-GAAP free cash flow provides meaningful information about the Company’s liquidity and future cash availability. Management uses this measure internally for planning purposes and resource allocations. Further, management believes that non-GAAP free cash flow provides increased consistency in financial reporting and comparability with similar companies in the Company’s industry.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net income to EBITDA and Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
	2007	2006
	(in thousands)
Net income	$235	$2,720

Interest expense, net	280	40
Income tax provision (benefit)	160	(156)
Amortization of intangibles	2,054	4
Depreciation and amortization	243	531

EBITDA	2,972	3,139
Share-based compensation	406	4

Adjusted EBITDA	$3,378	$3,143

The table below reconciles free cash flow for the periods presented:

	Three Months Ended March 31,
	2007	2006
	(in thousands)
Net cash provided by operating activities	$6,800	$3,527
Additions to property, equipment and intangibles	(1,073)	(193)

Free cash flow	$5,727	$3,334

Conference Call

The Company will conduct a conference call with analysts and investors to discuss the results today, Thursday, May 10, 2007, at 2:00 pm Pacific Time (5:00 pm Eastern Time). The conference call will be conducted by Mehran Nia, President and Chief Executive Officer, Howard Tong, Chief Operating Officer, and Michael McClane, Chief Financial Officer, and will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at www.usautoparts.net where the call will be archived until May 19, 2007 . To view this press release or the financial or other statistical information required by SEC Regulation G, please visit the Investor Relations section of the U.S. Auto Parts website at investor.usautoparts.net.

About U.S. Auto Parts Network, Inc.

Established in 1995, U.S. Auto Parts is a leading online provider of aftermarket auto parts, including body parts, engine parts, performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides individual consumers with a broad selection of competitively priced products that are mapped by a proprietary product database to product applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites are located at www.partstrain.com and www.autopartswarehouse.com and the Company’s corporate website is located at www.usautoparts.net.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are based on management’s current expectations, estimates and projections about the Company’s business and its industry, as well as certain assumptions made by the Company. Words such as ‘‘anticipates,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘seeks,’’ ‘‘estimates,’’ ‘‘may,’’ ‘‘will’’ and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s expectations regarding its future financial condition, operating results, potential growth and market share. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the demand for the Company’s products; the Company’s ability to expand its product offerings; the competitive environment in the Company’s industry; the effect of technological changes; the transition of certain call center operations in-house; the Company’s cash needs and ability to control costs; changes in general economic or market conditions; the Company’s ability to comply with Section 404 of the Sarbanes-Oxley Act and maintain an adequate system of internal controls, and other factors discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Risk Factors contained in the Company’s Annual Report on Form 10-K, and available at www.usautoparts.net and the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

U.S. AUTO PARTS NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$45,611	$2,381
Accounts receivable, net	3,024	2,789
Inventory, net	10,218	8,796
Deferred income taxes	934	934
Other current assets	1,691	1,149

Total current assets	61,478	16,049

Property and equipment, net	3,676	2,716
Intangible assets, net	31,308	33,362
Goodwill	14,201	14,179
Deferred income taxes	1,703	1,703
Other noncurrent assets	157	1,901

Total assets	$112,523	$69,910

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,153	$9,091
Accrued expenses	3,341	2,912
Line of credit	—	2,000
Notes payable	1,000	10,805
Capital leases payable, current portion	63	62
Other current liabilities	1,972	2,392

Total current liabilities	19,529	27,262
Notes payable less current portion, net	—	21,922
Capital leases payable, less current portion	92	114

Total liabilities	19,621	49,298

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 11,100,000 shares authorized; none and 11,055,425 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	—	11
Common stock, $0.001 par value; 50,000,000 shares authorized; 29,832,927 and 15,199,672 shares issued and outstanding at March 31, 2007 and December 31, 2006, respectively	30	15
Additional paid-in capital	140,948	68,906
Accumulated other comprehensive income	14	5
Accumulated deficit	(48,090)	(48,325)

Total stockholders’ equity	92,902	20,612

Total liabilities and stockholders’ equity	$112,523	$69,910

U.S. AUTO PARTS NETWORK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2007	2006
Net sales	$43,743	$18,005
Cost of sales	30,074	10,259

Gross profit	13,669	7,746

Operating expenses:
General and administrative	2,876	1,965
Marketing	5,900	1,976
Fulfillment	1,717	1,152
Technology	449	194
Amortization of intangibles	2,054	4

Total operating expenses	12,996	5,291

Income from operations	673	2,455

Other income (expense):
Loss from disposition of assets	—	(5)
Other income	2	154
Interest expense, net	(280)	(40)

Other income (expense), net	(278)	109
Income before income taxes	395	2,564
Income tax provision (benefit)	160	(156)

Net income	$235	$2,720

Basic net income per share	$0.01	$0.21
Diluted net income per share	$0.01	$0.18
Shares used in computation of basic net income per share	23,491,850	13,200,000
Shares used in computation of diluted net income per share	26,564,603	15,382,341

U.S. AUTO PARTS NETWORK, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2007	2006
Operating activities
Net income	$235	$2,720
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	243	531
Amortization of intangibles	2,054	4
Non-cash interest expense	273	4
Loss from disposition of assets	—	5
Share-based compensation and other	406	104
Deferred income taxes	—	(574)
Changes in operating assets and liabilities:
Accounts receivable, net	(235)	343
Inventory, net	(1,422)	1,327
Prepaid expense and other current assets	(541)	(83)
Other non-current assets	1,744	(353)
Accounts payable and accrued expenses	4,463	(508)
Other current liabilities	(420)	7

Net cash provided by operating activities	6,800	3,527

Investing activities
Additions to property, equipment and intangibles	(1,073)	(193)
Adjustment in goodwill associated with business acquisition	(22)	—

Net cash used in investing activities	(1,095)	(193)

Financing activities
Payments of credit line	(2,000)	—
Proceeds received from notes payable, net of discount	—	9,800
Payments made on notes payable	(32,000)	(96)
Proceeds received on issuance of common stock in connection with initial public offering, net of offering costs	71,537	—
Proceeds received on issuance of Series A convertible preferred stock, net of offering costs	—	42,246
Payments of short-term financing	(21)	(73)
Stockholder distributions	—	(1,700)
Recapitalization distribution	—	(50,000)

Net cash provided by financing activities	37,516	177

Effect of changes in foreign currencies	9	(2)
Net increase in cash and cash equivalents	43,230	3,509
Cash and cash equivalents at beginning of period	2,381	1,353

Cash and cash equivalents at end of period	$45,611	$4,862

Investor Contacts:

Michael McClane, Chief Financial Officer

U.S. Auto Parts Network, Inc.

michael@usautoparts.com

(310) 735-0085

Anne Rakunas / Laura Foster

ICR, Inc.

(310) 954-1100

anne.rakunas@icrinc.com

laura.foster@icrinc.com

Media Contacts:

Stephanie Sampiere / Matt Lindberg

ICR, Inc.

(203) 682-8200

stephanie.sampiere@icrinc.com

matthew.lindberg@icrinc.com